Exhibit 10.57

UNION BANK OF CALIFORNIA

TRUST AGREEMENT

FOR

CASH BALANCE RETIREMENT PLAN FOR

EMPLOYEES OF ASSOCIATED GROCERS, INC.

UNION BANK OF CALIFORNIA

TRUST AGREEMENT

FOR

CASH BALANCE RETIREMENT PLAN FOR

EMPLOYEES OF ASSOCIATED GROCERS, INC.

TABLE OF CONTENTS

PURPOSE AND DEFINITIONS		1

ARTICLE I TRUST FUND		2
1.1	Signing Authority; Trustee’s Reliance	2
1.2	Acceptance of Assets	2
1.3	Funding Policy	3

ARTICLE II INVESTMENTS		3
2.1	Administrator Authority	3
2.2	Independent Investment Manager	3
2.3	Trustee Investment Authority	4
2.4	Employer Real Property	4
2.5	Insurance Products	5
2.6	Participant Loans	5
2.7	Participant Loans - Omnibus Loan Asset	5

ARTICLE III TRUSTEE’S POWERS		6
3.1	General Trustee’s Powers	6
3.2	Additional Powers	9
3.3	Administrator/Employer Directions	11

ARTICLE IV TRUSTEE’S DUTIES		11
4.1	Powers Subject to Duties	11
4.2	Records	11
4.3	Accounts	12
4.4	Valuation of Special Assets	12
4.5	Reports	12
4.6	Directions to Trustee	12

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4.7	Authorized Representative	13
4.8	Wire Transfers	13

ARTICLE V RESTRICTIONS ON DISTRIBUTION		13
5.1	Persons to Receive Payment	13
5.2	Assignment and Alienation Prohibited	14
5.3	Qualified Domestic Relations Orders	14

ARTICLE VI RESIGNATION, REMOVAL AND SUCCESSION		14
6.1	Resignation or Removal of Trustee	14
6.2	Designation of Successor Trustee	15
6.3	Court Appointment of Successor	15
6.4	Successor’s Powers	15
6.5	Successor’s Duties	15

ARTICLE VII AMENDMENT		16
7.1	Power to Amend	16
7.2	Limitation on Amendment	16
7.3	Conformity with Law	16

ARTICLE VIII LIABILITIES		16
8.1	Declaration of Intent	16
8.2	.2 General Limitations of Liability	16
8.3	Liability of the Trustee	17
8.4	Indemnification	17
8.5	Environmental Liability	18

ARTICLE IX DURATION AND TERMINATION		19
9.1	Irrevocability	19
9.2	Termination	19
9.3	Duration	20

ARTICLE X MISCELLANEOUS		20
10.1	Emergencies and Other Delegations	20
10.2	Expenses and Taxes	20
10.3	Parties to Proceedings	20
10.4	Adoption by Affiliated Employer	21
10.5	Participation by Affiliates	21
10.6	Withdrawal of an Affiliated Employer	21
10.7	Multiple Plans	21

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10.8	Successor Employer	21
10.9	Locating Participants and Beneficiaries	21
10.10	Use of Trust Funds	21
10.11	Location of Trust Assets	22
10.12	Partial Invalidity	22
10.13	Counterparts	22
10.14	Successors and Assigns	22
10.15	Relation to the Plan	22
10.16	Construction and Jurisdiction	23
10.17	Alternate Dispute Resolution	23

Signature Page		24

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UNION BANK OF CALIFORNIA

TRUST AGREEMENT

FOR

CASH BALANCE RETIREMENT PLAN FOR

EMPLOYEES OF ASSOCIATED GROCERS, INC.

This Trust Agreement (the “Trust Agreement”) is made by and between Associated Grocers, Inc. (the “Employer”), sponsor of the Cash Balance Retirement Plan for Employees of Associated Grocers, Inc. Plan (the “Plan”), and Union Bank of California, N.A., a national banking association (“Union Bank of California” or the “Trustee”), and shall be effective on the Trustee’s receipt of Plan assets to be held in trust hereunder.

PURPOSE AND DEFINITIONS

The Employer has adopted the Plan for the exclusive benefit of certain of its employees (“Participants”) and their beneficiaries (“Beneficiaries”). The Plan provides that, from time to time, cash and other assets shall be contributed to the Trust by the Employer to be held and administered as a trust for the uses and purposes of the Plan. Subject to specific conditions set forth in this Trust Agreement, the Trustee agrees that it will hold in trust and will invest cash and other property of the Plan received by and administratively acceptable to the Trustee (the “Trust Assets” or the “Trust Fund”) and will administer such Trust Assets in accordance with the terms and conditions stated below (the “Trust”). The Trustee shall have no liability or responsibility for any Plan assets not received by the Trustee. The Employer intends that the Plan shall qualify under Section 401 of the Internal Revenue Code of 1986, as amended (the “Code”), and that the Trust hereby created shall constitute a part of the Plan, and thereby obtain tax exempt status under Code Section 501.

Definitions:

(a) “Administrator” shall mean the Employer or such other person or entity designated in the Plan that is responsible for the administration of the Plan and empowered to direct the Trustee.

(b) “Business Day” shall mean a day of the week during which both Trustee and the New York Stock Exchange are open for business.

(c) “Code” shall mean the Internal Revenue Code of 1986, as it may be amended from time to time.

(d) “Directing Party” shall mean the person with the power to direct investments.

(e) “Employer” shall mean the employer(s) that maintains the Plan, as identified on the signature page; provided, however, that where one or more affiliates of a parent Employer are parties to such Employer’s Plan and this Trust Agreement, only the Employer sponsoring the Plan and serving as (or designating) the Plan Administrator shall be authorized to exercise discretionary powers under this Trust Agreement, including, but not limited to, the power to direct and remove the Trustee, and to amend and terminate the Plan.

(f) “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as it may be amended from time to time.

(g) “Investment Manager” shall mean a person or entity, other than the Trustee, who is appointed by the Employer or Plan Administrator to manage the investment of the Trust Fund, and who meets the requirements of Section 3(38) of ERISA.

(h) “Trustee” shall mean UNION BANK OF CALIFORNIA or its successor in interest, or any successor appointed pursuant to this Trust Agreement.

(i) “Trust Fund” shall mean the assets held by the Trustee pursuant to this Trust Agreement.

ARTICLE I

TRUST FUND

1.1 Signing Authority; Trustee’s Reliance The Employer’s President or other duly authorized officer shall certify in writing to the Trustee the names and specimen signatures of the Administrator, and the Employer or Administrator shall notify the Trustee in writing of all those who are authorized to act as or on behalf of the Employer or Administrator (collectively, “Authorized Representative”) and give the Trustee their names and specimen signatures, which shall be updated as necessary by the Employer or Administrator. The Employer or Administrator shall promptly notify the Trustee if any person so designated is no longer authorized to act on behalf of the Employer or Administrator. Until the Trustee receives written notice that a person is no longer authorized to act on behalf of the Employer or Administrator, the Trustee may continue to rely on the Employer’s or Administrator’s designation of the identity and authority of such person, and any directions given by such Authorized Representative.

1.2 Acceptance of Assets All contributions or transfers shall be received by the Trustee in cash or in any other property administratively acceptable to the Trustee. The Trust shall consist of the contributions and transfers received by the Trustee, together with the income and earnings from them and any increments to them. The Trustee shall administer the Trust without distinction between principal and income. The Trustee shall have no duty to compute any amount to be transferred or paid to it by the

Employer and it shall not be responsible for the collection of any contributions or transfers to the Trust. Nor shall the Trustee have any duty to see that the contributions received comply with the provisions of the Plan, or to see that funds deposited with it are deposited in accordance with the provisions of the Plan.

1.3 Funding Policy The Administrator shall have the responsibility for establishing and carrying out a funding policy and method, as specified in Section 402(b)(1) of ERISA, consistent with the objectives of the Plan and the requirements of ERISA, taking into consideration the Plan’s short-term and long-term financial needs. The Administrator shall assure that sufficient liquidity shall be maintained to meet the reasonably anticipated requirements of the Trust Fund for payment of expenses of administration, investment and management, and for distribution of benefits to Participants and Beneficiaries.

The funding and investment policies established by the Administrator may be modified at any time by the Administrator, who shall furnish written notice of any such changes affecting the operation of the Trust to the Trustee.

ARTICLE II

INVESTMENTS

2.1 Administrator Authority Except as provided below, the Administrator shall have all power over, and responsibility for, the management, disposition, and investment of the Trust Assets, and the Trustee shall comply with proper directions (whether transmitted in writing, electronically, via teletransmission, digitally, or in any other form acceptable to Trustee) of the Administrator concerning those assets. The Administrator shall not issue directions in violation of the terms of the Plan and Trust or prohibited by the fiduciary responsibility rules of ERISA. Except to any extent required by ERISA, or otherwise provided in this Trust Agreement, the Trustee shall have no duty or responsibility to review, initiate action, or make recommendations regarding Trust Assets and shall retain all such assets until directed in writing by the Administrator to dispose of them.

2.2 Independent Investment Manager The Employer or Administrator may appoint one or more Investment Managers as defined in Section 3(38) of ERISA to direct the Trustee in the investment of all or a specified portion of the assets of the Trust Fund. The Administrator may also remove any Investment Manager. The Administrator shall promptly notify the Trustee in writing of the appointment or removal of any Investment Manager.

The Administrator shall cause the Investment Manager to acknowledge to the Trustee in writing that the Investment Manager is a fiduciary with respect to the Plan and Trust. If the foregoing conditions are met, the Investment Manager shall have the power to manage, acquire, retain, or dispose of any Trust Assets subject to the Investment Manager’s management and direction. The Trustee shall not be liable for the acts or omissions of such Investment Manager, or be under an obligation to review the investments of, or to invest or otherwise manage any asset of the Trust that is subject to the management and direction of such Investment Manager. The Investment Manager shall only make directions which are in compliance with the applicable provisions of ERISA and any regulations or rulings issued thereunder.

2.3 Trustee Investment Authority The Administrator may also delegate its investment authority to the Trustee for all or part of the Trust. Such delegation must be in writing and delivered to the Trustee. Upon acceptance of such delegation, the Trustee shall have full power and authority to invest and reinvest the portion of the Trust so designated by the Administrator in investments of any kind permitted under this Trust Agreement.

The Administrator is responsible for providing the Trustee with the funding policy and investment guidelines for the Trust, and the Trustee’s responsibility for investment of the assets in the portion of the Trust for which Trustee has investment discretion shall be subject to, and is limited by, the funding policy and investment guidelines issued to it by the Administrator, and by the fiduciary standards of ERISA.

The Trustee shall be responsible for proper diversification of the Trust only if all of the Plan’s assets are subject to the Trustee’s management. The Administrator, and not the Trustee, shall be responsible for the funding policy, for overall diversification of Plan assets, and for overall compliance of the Trust with statutory limitations on the amount of the Trust’s investment in securities or real property of the Employer or its affiliated companies (“Employer Securities” or “Employer Real Property”, as those terms are defined in ERISA Section 407).

2.4 Employer Real Property The Administrator shall have sole responsibility and liability for the investment in, and management and disposition of, Employer Real Property. Notwithstanding the previous sentence, the Administrator shall have sole responsibility to provide valuations of such Employer Real Property.

The Directing Party shall not authorize or direct the investment in “Employer Real Property”, as that term is used in ERISA, if such investment would be prohibited by ERISA. The Directing Party shall only authorize or direct the investment of funds into Employer Real Property, if the Administrator has obtained a current valuation by an independent appraiser, and periodically supplies updated valuations while the Employer Real Property remains in the Trust. In determining the value of Employer Real Property on a periodic basis, the Trustee may conclusively rely on the independent appraisal or other form of valuation acceptable to the Trustee and submitted to it by the Administrator.

The Trustee shall not be liable under the Plan or the Trust for any investment in, or retention or disposition of, Employer Real Property held as Trust assets, whether retention is due to (i) instructions to retain, (ii) inability to sell due to any restrictions, or (iii) the unmarketable or illiquid nature of the investment.

2.5 Insurance Products The Directing Party may direct the Trustee in writing to invest assets of the Trust in insurance products of all kinds authorized under the Plan, including but not limited to: group or individual insurance contracts, annuity contracts, and guaranteed investment contracts, provided however that such contracts are issued by an insurance company or companies qualified to do business in more than one state. The Directing Party shall have the sole responsibility for and shall direct the Trustee with respect to such insurance products. The investment in, valuation of, and management and disposition of these insurance products shall be the sole responsibility of the Directing Party, and the Trustee shall follow their directions with respect to such insurance products and shall have no liability therefore.

2.6 Participant Loans Where loans are made to Plan Participants or Beneficiaries (“Participant Loans”), all fiduciary duties and responsibilities for administration of the Trust with respect to any Participant Loans shall rest with the Administrator or a named fiduciary which shall be appointed by the Administrator (the “Loan Fiduciary”). These duties shall include but not be limited to the review and acceptance or rejection of loan applications, making of the Participant Loans, determination of allowable Participant Loan amount, the determination of any grace period for delinquent loans in accordance with regulations, after which Trustee shall declare default and issue tax reports, and determination of when to foreclose on collateral securing defaulted loans. Additionally, the Loan Fiduciary shall establish the interest rate to be charged for the Participant Loan, the maturity date of the loan, the amount which may be loaned, and the amount of the affected vested account balance which may secure the Participant Loan under applicable laws and regulations. In the absence of a formal appointment of a Loan Fiduciary, the Administrator shall be the Plan’s Loan Fiduciary. All loan documents shall be prepared by Trustee upon written direction of the Loan Fiduciary unless otherwise agreed to by Trustee.

2.7 Participant Loans - Omnibus Loan Asset If the Administrator directs the Trustee to hold the participant loan portfolio as an omnibus asset of the Trust (the “Omnibus Loan Asset”), the Loan Fiduciary, or the loan administrator appointed by the Administrator (“Loan Administrator”), shall direct and administer loans made to Participants pursuant to the Plan.

(a) The Loan Administrator, or the Loan Fiduciary, shall have responsibility for such loans including, without limitation, responsibility for the following: the development of procedures and documentation for Participant loans; the acceptance of loan applications, the preparation and execution of loan documentation; the disclosure of interest rate information as required by Regulation Z of the Federal Reserve Board promulgated pursuant to the Truth in Lending Act (15 U. S. C. § 1601 et. seq.); the enforcement of promissory note terms, including, but not limited to, directing the Trustee to take specified actions, including to fund loans and receive loan payments; and the maintenance of accounts and records regarding interest and principal payments on notes. The Trustee shall not be responsible for reviewing such documents, records and procedures, but the Trustee may, from time to time, examine such documents, records and procedures as it deems appropriate.

(b) The Loan Fiduciary or Loan Administrator, as applicable, shall collect loan payments from Participants and Beneficiaries , and shall forward a net amount to the Trustee, with a statement directing allocation of receipts on a monthly basis. The Loan Fiduciary or Loan Administrator shall render an accounting to the Administrator, on a monthly or quarterly basis, which shall set forth the Participants’ loan balances for each Participant loan and in the aggregate all investments, principal and income receipts, disbursements and other transactions effected by it with respect to the Participant loans during the accounting period since the last report to the Administrator, and shall provide a fair market valuation of the Omnibus Loan Asset to the Trustee no less frequently than quarterly. The Trustee may rely on such valuation prepared and submitted by the Loan Fiduciary or Loan Administrator in valuing Trust Assets as required by this Trust Agreement and shall be under no liability for the Trust Assets administered by the Loan Fiduciary, or for accounting for Participant loans or transactions relating to Participant loans in accordance with the Loan Fiduciary’s accounting and reports.

(c) The Trustee shall account for Participant loans in the aggregate, as a single asset of the Trust, identified as the Omnibus Loan Asset. Within thirty (30) days of the close of each fiscal year of the Trust, and within thirty (30) days of the termination of this Trust Agreement, the Loan Fiduciary or Loan Administrator shall file with the Administrator a written accounting setting forth in the aggregate all investments, receipts, disbursements and other transactions effected by Loan Fiduciary or Loan Administrator with respect to Participant loans during such fiscal year or the period from the close of the last fiscal year to the date of such termination, and the Loan Fiduciary or Loan Administrator shall provide the Trustee with a fair market valuation of the Omnibus Loan Asset as of the close of each Plan Year. The Trustee may rely on such fair market valuation provided by the Loan Fiduciary or Loan Administrator in valuing and accounting for Trust Assets as required by this Trust Agreement and shall be under no liability for accounting for Participant loans.

(d) The Administrator shall direct the Trustee with respect to all returns and filings required by the Internal Revenue Code and regulations, or applicable State law, as a result of any Participant loan, including, but not limited to, returns and filings required by reason of failure by the borrower to make any payments. The Trustee shall be under no liability for failure to file such returns or reports, unless as a result of failure to follow Administrator’s direction.

ARTICLE III

TRUSTEE’S POWERS

3.1 General Trustee’s Powers Except as otherwise provided and subject to any proper direction, applicable limitations in ERISA or other applicable law, the Trustee shall have full power and authority with respect to property held in the Trust to do all such acts, take all proceedings, and exercise all such rights and privileges, whether specifically referred to or not in this document, as could be done, taken or exercised by the absolute owner, including, without limitation, the following:

(a) To invest and reinvest the Trust or any part hereof in any one or more kind, type, class, item or parcel of property, real, personal or mixed, tangible or intangible; or in any one or more kind, type, class, or item of obligation, secured or unsecured; or in any combination of them (including those issued by the Trustee or any of its affiliates) and to retain the property for the period of time that the Directing Party deems appropriate, despite fluctuations in the market price of the property;

(b) To acquire and sell options to buy securities (“call” options) and to acquire and sell options to sell securities (“put” options); to enter into commodity contracts, financial futures contracts and foreign exchange contracts and to take appropriate actions in connection with such contracts;

(c) To buy, sell, assign, transfer, acquire, loan, lease (for any purpose, including mineral leases, and for terms within or extending beyond the life of this Trust), exchange and in any other manner to acquire, manage, deal with and dispose of all or any part of the Trust property, for cash or credit and upon any reasonable terms and conditions;

(d) To make deposits, within the meaning of Section 408(b)(4) of ERISA, with any bank or other financial institution, including any such facility of the Trustee or an affiliate thereof (and the Employer or an affiliate thereof, if the Employer or such affiliate is a financial institution), provided that the deposit in an interest bearing account or a time certificate of deposit bears a reasonable rate of interest;

(e) To invest funds in any mutual fund whether or not sponsored or advised by Union Bank of California or any affiliate thereof, for which Union Bank of California or its affiliate renders services. Union Bank of California or its affiliates may be compensated for providing such services to such mutual fund, in addition to any Trustee’s fees received pursuant to this Trust Agreement;

(f) To invest and reinvest the Trust, or any part thereof, in any one or more collective investment funds, including group trusts that consist exclusively of assets of exempt pension and profit sharing trusts and individual retirement accounts qualified and tax exempt under the Code, that are maintained by the Trustee or any affiliate thereof or any other bank or trust company. The documents establishing and amending any such collective investment funds are hereby incorporated herein and adopted into this Trust Agreement and the Plan by this reference. The combining of money and other assets of the Trust with money and other assets of other qualified trusts in such fund or funds is specifically authorized. Notwithstanding anything to the contrary in this Trust Agreement, the Trustee shall have full investment responsibility over assets of the Trust invested in its collective investment funds. The Trustee or its affiliates shall be entitled to receive compensation for providing administration, advisory or other services directly from the collective investment funds in addition to any Trustee’s fees received pursuant to this Trust Agreement.

If the Plan and Trust for any reason lose their tax exempt status, and the Trust assets have been commingled with assets of other employers’ tax exempt trusts in the Trustee’s collective investment funds, the Administrator shall immediately notify the Trustee of such plan disqualification or loss of tax exempt status and the Trustee shall liquidate, within 30 days of notice of such loss of tax exempt status, the Trust’s units of the collective investment fund(s) and invest the proceeds in a money market fund pending investment or other instructions from the Administrator. The Trustee shall not be liable for any loss or gain or taxes, if any, resulting from said liquidation;

(g) To borrow or raise money for the purposes of the Trust from any source (other than in a prohibited transaction as defined in Sections 406 of ERISA or 4975 of the Internal Revenue Code, unless an exemption applies); to pay interest; to execute promissory notes and to secure the repayment thereof by pledging all or any part of the Trust Fund;

(h) Except as related to Employer Securities pursuant to Section 2.6, to take all of the following actions as directed by the fiduciary or other person with investment discretion over the Trust Assets: to vote upon or tender any stocks, bonds or other securities and to give general or special proxies or powers of attorney with or without power of substitution, except that Trustee shall vote all proxies for securities in Investment Options as directed by Administrator; to exercise any conversion privileges, subscription rights or other options of which Trustee receives actual notice, and to make any payments incidental thereto; to consent to or otherwise participate in corporate reorganizations or other changes affecting corporate securities and to delegate discretionary powers and to pay any assessments or charges in connection therewith; and generally to exercise any of the powers of an owner with respect to stocks, bonds, securities or other property held in Trust;

(i) To accept investment directions acceptable to the Trustee, which shall be (i) in writing; (ii) immediately confirmed in writing if Trustee agrees to accept verbal directions; (iii) by facsimile; (iv) confirmed by an eligible trade report if effected through the Institutional Delivery System (DTC ID or comparable system). All other instructions shall be in writing. The Trustee shall, as promptly as possible, comply with such directions, it being understood that Trustee shall in no event be required to transact directed trades on days which are not Business Days;

(j) Unless directed otherwise, the Trustee shall disclose the name and address of Employer and/or Directing Party to issuers and others in connection with proxies and tender offers or other securities transactions;

(k) To make, execute, acknowledge and deliver any and all documents of transfer and conveyance and any and all other instruments that may be necessary or appropriate to carry out the powers herein granted;

(I) To raze or move existing buildings; to make ordinary or extraordinary repairs, alterations or additions in and to buildings; to construct buildings and other structures and to install fixtures and equipment therein;

(m) To pay or cause to be paid from the Trust any and all real or personal property taxes, income taxes or other taxes or assessments of any or all kinds levied or assessed upon or with respect to the Trust or Plan;

(n) To appoint ancillary trustees and to pay them reasonable compensation;

(o) To form a limited liability company, corporation or corporations under the laws of any jurisdiction or to participate in the forming of any such limited liability company, corporation or corporations or to acquire an interest in or otherwise make use of any limited liability company, corporation or corporations already formed, for the purpose of facilitating the Trust Fund’s investing in and holding title to any property;

(p) To lend stocks, bonds or other securities to any brokerage or other firm selected by the Trustee, provided such loans are adequately secured, and during the term of such loan to permit the loaned securities to be transferred into the name of and voted by the borrower or others; and

(q) To do all other acts necessary or desirable for the proper administration of the Trust Fund, as if the Trustee were the absolute owner thereof.

3.2 Additional Powers ln addition to the other powers enumerated above, and whether or not the Administrator has retained investment authority or such authority has been delegated to the Participant or an Investment Manager pursuant to Article II, the Trustee in any and all events is authorized and empowered:

(a) To cause all or any part of the Trust to be held in the name of the Trustee (which in such instance need not disclose its fiduciary capacity) or, as permitted by law, in the name of any nominee, and to acquire for the Trust any investment in bearer form. Trustee may combine certificates representing such investments with certificates of the same issuer that it holds in other fiduciary capacities; or it may deposit or arrange for the deposit of such securities in a qualified central depository even though such securities may then be merged and held in bulk in the name of the nominee of the depository along with other securities deposited by other persons. Additionally, Trustee may deposit or arrange for deposit of any securities issued by the United States government or one of its agencies or instrumentalities in such a depository or with a Federal Reserve Bank. However, the books and records of the Trust shall at all times show that all such investments are a part of the Trust and the Trustee shall hold evidences of title to all such investments;

(b) To serve as custodian with respect to the Trust assets with the exception of Participant Loan repayments, which may be held by the Plan’s Loan Fiduciary from time to time pending delivery to the Trustee, provided Union Bank of California is the sole Trustee;

(c) To employ such agents and counsel as may be reasonably necessary in managing and protecting the Trust assets and to pay them reasonable compensation from the Trust; to employ any broker-dealer or other agent, including any broker-dealer or other agent affiliated with the Trustee, and pay to such broker-dealer or other agent, at the expense of the Trust, its standard commissions or compensation; to settle, compromise or abandon all claims and demands in favor of or against the Trust; and to charge any premium on bonds purchased at par value to the Trust;

(d) To abandon, compromise, contest, arbitrate or settle claims or demands; to prosecute, compromise and defend lawsuits, but without obligation to do so, all at the risk and expense of the Trust;

(e) To tender its defense to the Employer in any legal proceeding where the interests of the Trustee and the Employer are not adverse. However, any legal counsel selected to defend the Trustee must be acceptable to the Trustee, and the Trustee may elect to choose counsel other than that selected by the Employer. The Employer may satisfy all or any part of its obligations under this section through insurance arrangements acceptable to the Trustee;

(f) To exercise and perform any and all of the other powers and duties specified in this Trust Agreement or the Plan;

(g) To permit, during the Trustee’s normal business hours, such inspections of documents at the principal office of the Trustee as are required by law, subpoena, or upon demand by United States agency;

(h) To comply with all requirements imposed by ERISA, the Code or other applicable provisions of law;

(i) To retain all or any portion of the Trust in cash temporarily awaiting investment or for the purpose of making benefit distributions or other payments, without liability for interest thereon, notwithstanding the Trustee’s receipt of indirect compensation known as float from such uninvested cash or uncashed benefit checks;

(j) To exercise all the further rights, powers, options and privileges granted, provided for, or vested in trustees generally under applicable federal or state laws, as amended from time to time, it being intended that, except as herein otherwise provided, the powers conferred upon the Trustee herein shall not be construed as being in limitation of any authority conferred by law, but shall be construed as in addition thereto;

(k) To seek written instructions from the Administrator, Investment Manager, or other fiduciary, on any matter and await their written instructions without incurring any liability therefore;

(I) To impose a reasonable charge to cover the cost of furnishing to Participants or Beneficiaries upon their written request documents as required under Section 104(b)(4) of ERISA;

(m) To pay from the Trust the expenses reasonably incurred in the administration of the Trust if not paid by the Employer;

(n) To seek the advice of its counsel or Employer’s counsel, and Trustee shall be protected to the extent permitted by law in acting upon advice of counsel; and

(o) In addition to the powers listed herein, to do all other acts necessary or desirable for the proper administration of the Trust, as though the absolute owner thereof.

3.3 Administrator/Employer Directions As directed by the Administrator or the Employer, the Trustee shall also be authorized and empowered:

(a) To cause the benefits provided under the Plan to be paid directly to or for the persons entitled thereto under the Plan, and in the amounts and in the manner specified, and to charge such payments against the Trust;

(b) To compensate such executive, consultant, actuarial, accounting, investment, appraisal, administrative, clerical, secretarial, custodial, depository and legal firms, personnel and other employees or assistants as are engaged by the Employer or Administrator in connection with the administration of the Plan and to pay from the Trust the necessary expenses of such firms, personnel and assistants, to the extent not paid by the Employer and not prohibited by law;

(c) To pay from the Trust to reimburse the Employer for the expenses reasonably incurred in the administration of the Trust paid by Employer unless prohibited by the Plan or by law.

(d) To maintain insurance for such purposes, in such amounts and with such companies as the Administrator shall elect, including insurance to cover liability or losses occurring by reason of the acts or omissions of fiduciaries (but only if such insurance permits recourse by the insurer against the fiduciary in the case of a breach of a fiduciary obligation by such fiduciary).

ARTICLE IV

TRUSTEE’S DUTIES

4.1 Powers Subject to Duties The Trustee shall exercise any of the foregoing powers from time to time as required by law.

4.2 Records The Trustee shall maintain or cause to be maintained suitable records, data and information relating to its functions hereunder. The Trustee shall keep accurate and detailed accounts of all investments, receipts, disbursements and other actions hereunder, except for Omnibus Loan Assets, which shall be reflected as provided in Section 2.10. Its books and records relating thereto shall be open to inspection and audit at all reasonable times by the Employer, the Administrator or their duly authorized representatives.

4.3 Accounts Periodically, as specified by the Employer, and within sixty (60) days after the close of each Plan Year and within sixty days after the resignation of the Trustee as provided in Article VII hereof, the Trustee shall render to the Employer or Investment Manager a written account showing in reasonable summary the investments, receipts, disbursements and other transactions engaged in by the Trustee during the preceding Plan Year or accounting period with respect to the Trust. Such account shall set forth the assets and liabilities of the Trust, valued as of the end of the accounting period.

The Employer or Investment Manager shall have sixty (60) days after the Trustee’s mailing of each such account within which to file with the Trustee written objections to such account. Upon the expiration of each such period, the Trustee shall be forever released and discharged from all liability and accountability to the Employer, the Participant and the Trust with respect to the propriety of its acts and transactions shown in such account except with respect to any such acts or transactions as to which a written objection has been filed within such sixty (60) day period with the Trustee.

4.4 Valuation of Special Assets Notwithstanding anything herein to the contrary, the Trustee shall have no duty or responsibility to obtain valuations of any Trust assets whose value is not readily determinable on an established market. The Employer, Administrator or Investment Manager shall have sole responsibility to supply periodic valuations of such assets to the Trustee in a timely manner. The Employer or the Trust as appropriate, shall bear sole responsibility for the cost of obtaining said valuations. The Trustee may conclusively rely on such valuations provided by the Employer, Investment Manager or Administrator. If they fail to provide such values, the Trustee may take whatever action it deems reasonable, including employment of attorneys, appraisers or other professionals, the expense of which will be borne by the Trust.

4.5 Reports The Trustee shall file such descriptions and reports and shall furnish such information and make such other publications, disclosures, registrations and other filings as are required of the Trustee by ERISA or other applicable law.

4.6 Directions to Trustee The Trustee is authorized to act upon proper directions of the Employer, the Administrator, Investment Manager or any other fiduciary, and their Authorized Representatives, as applicable, including directions given by photostatic teletransmission using facsimile signature, or those instructions which are digitally recorded on the UBOC Voice Response Unit (“VRU”) or internet website. The Trustee is also authorized to act on verbal instructions in its discretion prior to receipt of written or photostatic teletransmission instructions. The Trustee is hereby authorized to record conversations and facsimile transmissions made in connection with the Trust. The Trustee’s recording or lack of recording of any such oral, internet or digital instructions, and/or receipt or lack of receipt of directions by facsimile transmissions or otherwise, as reflected in the Trustee’s records maintained in the ordinary course of business, shall constitute conclusive proof of the Trustee’s receipt or non-receipt of such instructions.

The Trustee shall not be liable for losses attributable to any directions, lack of directions or exercise of control by a party with investment discretion over the Trust or any part thereof. Likewise, the Trustee shall have no duty or responsibility to review or make recommendations regarding investments made at the direction of any party with investment discretion over the Trust or any portion thereof.

4.7 Authorized Representative The Employer or the Administrator shall inform the Trustee immediately in writing of the appointment of any Authorized Representative to whom the Employer or the Administrator has given authorization to direct the Trustee with respect to the Trust, any change in tax status, or any other change in circumstances which could affect the Trustee’s administration or management of the Trust.

The Trustee may rely on such designations and follow any instructions of such Authorized Representatives, whether verbal, by facsimile or in writing as though they were Employer’s, Administrator’s, Investment Manager’s or Participant’s instructions, as applicable, and Trustee’s business record entry of any directions by any of them shall be conclusive proof of the giving of such directions.

Any transactions initiated by the Trustee before receiving actual notice of any change with respect to (a) such Authorized Representative(s) or their authority, (b) the termination of the Account, or (c) termination of the fiduciary status of the Employer or Administrator, shall be valid and binding on the Employer or their successors and assigns, and the Trust.

4.8 Wire Transfers The Trustee shall follow the Employer’s or Administrator’s wire transfer instructions in compliance with the security procedures promulgated by the Trustee and agreed to by the Employer. The Trustee shall perform a telephonic verification to Employer or Employer’s Authorized Representative or such other security procedure, as Trustee may require, prior to wiring funds or following facsimile directions. The Employer assumes all risk of delay of transfer if the Trustee is unable to reach the Employer or the Employer’s Authorized Representative, or in the event of delay as a result of attempts to comply with any security procedure selected by the Employer.

ARTICLE V

RESTRICTIONS ON DISTRIBUTION

5.1 Persons to Receive Payment.

(a) The Trustee shall, except as otherwise provided below, pay all amounts payable hereunder only to, or for the benefit of, the person or persons designated under the Plan or deposit to the Participant’s or Beneficiary’s checking or savings account or Individual Retirement Account as directed by the Administrator and not to any other person or corporation, and only to the extent of assets held in the Trust for the benefit of the Participant. The Administrator’s instructions to the Trustee to make distributions or not to make distributions, and the amount thereof, shall be conclusive on all parties, including but not limited to Participants and Beneficiaries.

(b) In the event any controversy shall arise as to the person or persons to whom any distribution or payment is to be made by the Trustee, or as to any other matter arising in the administration of the Plan or Trust, the Trustee may retain the amount in controversy pending resolution of the controversy or the Trustee may file an action seeking declaratory relief and/or may interplead the Trust Assets or funds in issue, and name as necessary parties the Employer and/or any or all persons making conflicting demands.

(c) Whether a distribution or payment check has been issued or not, the Trustee shall not be liable for the payment of any interest or income on any amount paid or withheld or interpleaded under subsection (b).

(d) The expenses of the Trustee for taking any action under subsection (b) shall be charged by the Trustee to the Trust, unless paid by the Employer within thirty (30) days of the billing of such amount.

5.2 Assignment and Alienation Prohibited No benefit or interest available hereunder will be subject to assignment or alienation, either voluntarily or involuntarily, except as provided in Section 5.3. Notwithstanding the, foregoing, the Employer may agree to allow Participants and Beneficiaries to borrow from the Plan, and to secure their loans with their vested Account balances, to the extent provided under the Plan and this Trust Agreement.

5.3 Qualified Domestic Relations Orders The preceding section shall also apply to the creation, assignment, or recognition of a right to any benefit payable with respect to a Participant pursuant to a domestic relations order, unless such an order is determined by the Administrator to be a Qualified Domestic Relations Order, as defined in ERISA and in Section 414 (p) of the Code. Any domestic relations order entered before January 1, 1985 will be treated as a Qualified Domestic Relations Order if payment of benefits has commenced as of such date, and may be treated as a Qualified Domestic Relations Order if payment of benefits had not commenced as of such date, even though the order does not satisfy the requirements of Section 414(p). The Administrator shall direct the Trustee, in writing, as to the disposition of any domestic relations order and shall direct the Trustee as to any distributions necessary pursuant to any order determined by the Administrator to be a Qualified Domestic Relations Order.

ARTICLE VI

RESIGNATION, REMOVAL AND SUCCESSION

6.1 Resignation or Removal of Trustee The Trustee may resign at any time upon thirty (30) days’ prior written notice to the Employer, which notice may be waived by the Employer. The Employer may remove the Trustee upon thirty (30) days’ prior written notice to the Trustee, which notice may be waived by the Trustee. However, notwithstanding the foregoing or any other provision of the Plan or this Trust Agreement to the contrary, the Trustee shall have an unrestricted right of immediate resignation effective upon thirty (30) days’ prior written notice to the Employer with respect to any portion of the Trust Assets consisting of Employer Real Property, at which time the Employer’s President and Chief Financial Officer shall be treated as having appointed themselves Trustees and as having filed their acceptance of appointment with the Trustee and shall automatically become the Successor Co-Trustees until a new successor Trustee is appointed by them.

6.2 Designation of Successor Trustee Upon notice of Trustee’s resignation or removal, Employer shall promptly designate a Successor Trustee who will accept transfer of the assets of the Trust. If no Successor Trustee is designated within thirty (30) days of notice of Trustee’s resignation or removal, the Employer’s President and Chief Financial Officer are hereby designated as the Successor Co-Trustees and shall be treated as having filed their acceptance of appointment with the former Trustee and shall automatically become the Successor Co-Trustees until a new Successor Trustee is appointed.

6.3 Court Appointment of Successor lf the Employer does not designate a Successor Trustee, or if a Successor Trustee designated by the Employer has not accepted its appointment, within thirty (30) days after the Trustee gives notice of its resignation or receives notice of removal, the Trustee may, at the expense of the Trust, apply to a court of competent jurisdiction to appoint a Successor Trustee. Until a Successor Trustee is appointed, the Trustee shall be entitled to be compensated for its services according to its published fee schedule then in effect for acting as Trustee in accordance with the Plan and Trust.

6.4 Successor’s Powers A Successor Trustee shall have the same powers and duties as those conferred upon the original Trustee hereunder. A resigning Trustee shall transfer the Trust Assets and shall deliver the books, accounts and records of the Trust to the Successor Trustee as soon as practicable. The resigning Trustee is authorized, however, to reserve such amount as may be necessary for the payment of its fees and expenses incurred prior to its resignation or removal, and the Trust Assets shall remain liable to reimburse the resigning or removed Trustee for any costs, expenses or attorneys’ fees or losses incurred, whether before or after resignation or removal, due solely to Trustee’s holding title to and administration of Trust Assets.

6.5 Successor’s Duties A Successor Trustee shall have no duty to audit or otherwise inquire into the acts and transactions of its predecessor.

ARTICLE VII

AMENDMENT

7.1 Power to Amend The Trustee and the Employer shall have the right at any time and from time to time to modify or amend this Trust Agreement in whole or in part, upon written agreement by both parties.

7.2 Limitation on Amendment No amendment shall be made at any time under which any part of the Trust may be diverted to purposes other than for the exclusive benefit of Participants and their Beneficiaries or which shall decrease the percentage or amount of the vested interest of any Participant.

7.3 Conformity with Law Notwithstandinq anything herein to the contrary, this Trust Agreement may be amended prospectively or retroactively at any time by the Employer and the Trustee if deemed necessary to conform to the provisions and requirements of ERISA or the Internal Revenue Code or regulations promulgated pursuant thereto in order to maintain the tax-exempt status of this Trust thereunder, or to conform to the provisions and requirements of any law, regulation, order or ruling affecting the character or purpose of the Plan or Trust.

ARTICLE VIII

LIABILITIES

8.1 Declaration of Intent ln keeping with the public policy expressed in Section 410(a) of ERISA, nothing in this Article purports to relieve a fiduciary from liability for any responsibility, obligation or duty under Part 4 of Title I of ERISA. However, to the full extent permitted in Section 405 of ERISA and otherwise as not prohibited by law, it is the intent of this Article to relieve each fiduciary from all liability for any acts or omissions of any other fiduciary or any other person and to declare the absence of liabilities of all persons referred to in this Article to the extent not imposed by law or by provisions of this Trust Agreement. Each of the following Sections, in declaring such limitations, is set forth without limiting the generality of this Section but in each case shall be subject to the provisions, limitations and policies set forth in this Section.

8.2 General Limitations of Liability

(a) No fiduciary shall be liable with respect to a breach of fiduciary duty under Title I of ERISA if such breach was committed before he, she or it became a fiduciary or after he, she or it ceased to be a fiduciary.

(b) No fiduciary shall be liable for any act or omission of any other person to whom fiduciary responsibilities (other than Trustee responsibilities) are allocated by the Trust Agreement or by a named fiduciary, except as provided in Section 405(c) of ERISA.

8.3 Liability of the Trustee.

(a) The Trustee is not a party to the Plan and shall have no powers, duties or responsibilities with regard to the administration of the Plan or to determine the rights or benefits of any person having or claiming an interest under the Plan or in the Trust or under this Trust Agreement or to control any disposition of the Trust or part thereof which is directed by the Administrator.

(b) The Trustee shall have no liability for the adequacy or timeliness of contributions for the purposes of the Plan or for enforcement of the payment thereof.

(c) The Trustee shall have no liability for the acts or omissions of the Employer, the Administrator, a Participant or Beneficiary, or any Investment Manager, QPAM or Authorized Representative.

(d) The Trustee shall have no liability for following proper directions of any party given authority to direct the Trustee pursuant to the Trust Agreement or designated as an Authorized Representative.

(e) During such period or periods of time, if any, as a Directing Party is directing the investment and management of Trust Assets, the Trustee shall have no obligation to determine the existence of any conversion, redemption, exchange, subscription or other right relating to securities purchased on the directions of a Directing Party, if notice of any such right was given prior to the purchase of such securities. If such notice is received by the Trustee after the purchase of such securities, the Trustee shall notify the Directing Party. The Trustee shall have no obligation to exercise any such right unless it is informed of the existence of the right and is instructed to exercise such right, in writing, by the Directing Party within a reasonable time prior to the expiration of such right.

(f) If a Directing Party directs the Trustee to purchase securities issued by any foreign government or agency thereof, or by any corporation domiciled outside of the United States, it shall be the responsibility of such Directing Party to advise the Trustee in writing with respect to any laws or regulations of any foreign countries or any United States territories or possessions which shall apply, in any manner whatsoever, to such securities, including, but not limited to, receipt of dividends or interest or reclamation of foreign taxes by the Trustee for such securities. If the Trustee is directed not to reclaim foreign taxes, the Trustee shall have no responsibility to reclaim any such taxes. Any expenses, costs or extraordinary fees incurred by the Trustee for the reclamation of foreign taxes shall be charged to the Trust.

8.4 Indemnification.

(a) The Trustee shall not be liable for, and the Employer agrees to indemnify and hold harmless the Trustee, its officers, directors, employees and agents from and against any loss, or liability, claims, demands, damages and expenses, (including reasonable attorneys’ fees and costs incurred by the Trustee), any claims of breach of fiduciary duty brought by any person or entity, lawsuits, disputes of any kind, and any taxes or penalties incurred by the Trustee, which may arise from (i) any acts taken in accordance with directions (or any failure to act in the absence of such directions) from the Administrator, Employer, Investment Manager, Authorized Representative, Participant, Beneficiary, Loan Fiduciary or any other person designated to act on their behalf which the Trustee reasonably believes to have been given by them; (ii) the negligence or willful misconduct of the Administrator, Employer, Investment Manager, Participant, Beneficiary, Authorized Representative, Loan Fiduciary or any other person designated to act on their behalf, or (iii) any act or omission by the Employer, Administrator, Investment Manager, Participant, Beneficiary, Authorized Representative, Loan Fiduciary or any other person designated to act on their behalf which results in loss to the Trust, except in the event of the Trustee’s negligence, willful misconduct, or material breach of this Agreement which directly relates to and causes the loss to the Trust.

(b) The Employer further agrees to indemnify the Trustee for and against any liability imposed on the Trustee, including reasonable attorneys’ fees and costs incurred by the Trustee, which exceeds amounts payable or available from the Trust, arising as a result of claims asserted by any third person or persons, not otherwise described in (a) and whether such person or persons are related to the trust, for action or failure to take action with respect to Trust Assets. By way of illustration, but not by way of limitation, this subsection is intended to provide indemnification to the Trustee for third party claims relating to Trust property, such as where an unrelated third party is injured in an accident on property owned by the Trust.

(c) The Employer may satisfy all or any part of its obligations hereunder through insurance arrangements acceptable to the Trustee.

(d) The indemnifications and releases provided herein shall survive termination of this Trust Agreement, and shall apply to the parties’ successors and assigns.

8.5 Environmental Liability The Trustee is not responsible for: (a) any condition which now exists or may be found to exist in, under, or about any real estate investment of the Trust Fund or of a corporation organized under Section 501(c)(2) or 501(c)(25) of the Code, the stock of which is held as an asset of the Trust Fund, or of a limited liability company of which the Trust Fund or the Trustee is a member, or (b) any violation of any applicable environmental or health or safety law, ordinance, regulation or ruling; or (c) the presence, use, generation, storage, release, threatened release, or containment, treatment, or disposal of any hazardous or toxic substances or materials including situations at or activities on any investment of the Trust Fund or of a Section 501(c)(2) or 501(c)(25) corporation, the stock of which is held as an asset of the Trust Fund, or of a limited liability company of which the Trust Fund or the Trustee is a member. The Trust, and not the Trustee, shall be responsible for payment of any expenses of cleaning any hazardous substances found in connection with the property held as an Asset of the Trust, to the extent not paid by other responsible parties. This section will survive the sale or other disposition of any real estate investment of the Trust Fund and the termination of this Agreement. Nothing in this section will be construed to in any way limit the indemnification rights of the Trustee under Section 8.4.

ARTICLE IX

DURATION AND TERMINATION

9.1 Irrevocability This Trust is hereby declared to be irrevocable, except with respect to Section 9.2 below. It is intended that this Trust shall be tax-exempt and that the Plan and Trust shall qualify under Sections 401(a) and 501(a) of the Code. However, notwithstanding any other provisions of the Trust, if the Internal Revenue Service is requested to issue to the Employer a favorable written determination or ruling with respect to the initial qualification of the Plan and exemption of the Trust from tax and such request is denied, the Trustee shall, after receiving a written direction from the Administrator, pay to each Participant that portion of the Trust applicable to said Participant’s voluntary contributions, if any, and provided the Plan so states, pay to the Employer any part of the Trust attributable to Employer contributions then remaining in the Trustee’s possession, provided, however, that all distributions shall be adjusted for any investment losses and Trustee’s fees and costs incurred to date. As a condition to such repayment, the Employer agrees to indemnify, defend and hold the Trustee harmless from all claims, including claims of breach of fiduciary duty, actions, demands, or liabilities and attorney fees and costs arising in connection with such repayment.

9.2 Termination This Trust may be terminated at any time by the Employer. Upon such termination, the Trust assets shall be distributed by the Trustee as and when directed by the Administrator in accordance with the provisions of this Trust Agreement and the Plan document. From the date of termination of the Plan and until the final distribution of the Trust, the Trustee shall continue to have all powers provided under this Trust that are necessary or desirable for the orderly liquidation and distribution of the Trust. In no instance, upon any termination and subsequent distribution, shall the Trust or any part of it be used for, or diverted to, purposes other than for the exclusive benefit of Participants, their Beneficiaries, and for defraying the administrative expenses of the Plan and Trust until all Plan liabilities have been satisfied, except in the instance of the failure of the Trust initially to qualify for tax-exempt status as set forth in Section 9.1. After satisfaction of all Plan liabilities and expenses, any remaining assets of the Trust Fund shall revert to the Employer.

Upon termination of the Plan, the Trust Fund shall be distributed as directed by the Administrator; provided, however, that the Trustee shall not be required to make any distribution prior to receipt of any filing required to be made with the Pension Benefit Guaranty Corporation (“PBGC”) and receipt of a determination letter from the Internal Revenue Service that the termination does not adversely affect the tax-exempt status of the Plan and Trust. In the event the Administrator requests distribution of the Trust assets (a) prior to the end of the notice period for PBGC purposes, or without receipt of a favorable determination letter on Plan termination, or (b) upon failure to receive a favorable determination on initial qualification, the Employer shall indemnify and hold the Trustee harmless against all claims, liability, costs and fees, including but not limited to any attorneys’ fees and costs, any taxes or penalties, and any claims of breach of fiduciary duty brought by any person or entity.

9.3 Duration This Trust shall continue in full force and effect for the maximum period of time permitted by law, unless this Trust is sooner terminated in accordance with the Plan, the Code and ERISA.

ARTICLE X

MISCELLANEOUS

10.1 Emergencies and Other Deleqations ln reference to situations involving emergencies:

(a) In case of an emergency, the Trustee may, but shall not be required to, act in the absence of directions from any person having the power to direct the Trustee with respect to the matter involved and shall incur no liability in so acting or not acting, except as to the Trustee’s gross negligence or willful misconduct. Such actions shall be conclusive on the Administrator, the Participant and the Employer if written notice of the proposed action is given prior to the action being taken, and the Trustee receives no immediate response. Notwithstanding the foregoing, the Trustee shall not be liable for failure to take any action in connection with Trust assets if no direction is received.

10.2 Expenses and Taxes.

(a) The Employer, or at its option, the Trust, shall quarterly pay the Trustee its expenses in administering the Trust and reasonable compensation for its services as Trustee at a rate to be agreed upon by the parties to this Trust Agreement, based upon Trustee’s published fee schedule. However, the Trustee reserves the right to alter this rate of compensation at any time by providing the Employer with notice of such change at least thirty days prior to its effective date. Reasonable compensation shall include compensation for any extraordinary services or computations required. The Trustee shall have a lien on the Trust for compensation and for any reasonable expenses including counsel, appraisal, or accounting fees, and these may be withdrawn from the Trust unless paid by the Employer.

(b) Reasonable counsel fees, reasonable costs, expenses and charges of the Trustee incurred or made in the performance of its duties, including but not limited to expenses relating to investment of the Trust such as broker’s commissions, stamp taxes, and similar items and all taxes of any and all kinds that may be levied or assessed under existing or future laws upon or in respect to the Trust or the income thereof shall constitute a charge upon the Trust.

10.3 Parties to Proceedings ln any judicial, mediation, arbitration or administrative proceedings, only the affected Employer and the Trustee shall be necessary parties and no Participant or other person having or claiming any interest in the Trust shall be entitled to any notice or service of process (except as required by law). Any judgment, decision or award entered in any such proceeding or action shall be conclusive upon all interested persons.

10.4 Adoption by Affiliated Employer Any employer affiliated with Employer (“Affiliated Employer”) may adopt the Employer’s Plan with the approval of both the Administrator and the Employer, and the Affiliated Employer shall concurrently become a party to this Trust Agreement by giving written notice of its adoption of the Plan and this Trust Agreement to the Trustee. Upon such written notice, the Affiliated Employer shall be deemed a signatory to this Trust Agreement.

10.5 Participation by Affiliates The Employer is solely responsible for supervising the process by which such Affiliated Employer participates in the Plan and for ensuring the qualified status of the Plan and the tax-exempt status of the Trust are not thereby adversely affected. The Administrator shall keep records showing the assets attributable to each such Affiliated Employer contributing to the Trust; provided, that at the written request of the Administrator, the Trustee shall account separately within the Trust for the assets attributable to each Affiliated Employer.

10.6 Withdrawal of an Affiliated Employer ln the event that an Affiliated Employer elects, with the consent of the Employer, to withdraw from participation in the Plan and so notifies the Trustee, the Trustee shall upon receipt of (a) a certification by the Administrator setting forth the Trust assets allocable to such withdrawal and (b) certified copies of the resolution of the Board of Directors of the Employer approving the withdrawal or termination and approving the instructions of the Administrator with regard to the segregation of the assets of the Trust, segregate such assets and, on receipt of written directions from the Administrator, make disposition thereof in accordance with Section 9.2 hereof or hold such segregated assets in a separate trust governed by the same provisions as this Trust Agreement.

10.7 Multiple Plans With the consent of the Trustee, the assets of two or more qualified plans maintained by the Employer and Affiliated Employers may be maintained as one Trust and their assets may be commingled for investment purposes only.

10.8 Successor Emplover lf any successor to an Employer continues the Plan adopted by the Employer, such successor shall concurrently become a successor first party to this Trust Agreement. The Successor Employer shall immediately provide the Trustee with any required documentation if Authorized Representatives have changed.

10.9 Locating Participants and Beneficiaries The Employer and Administrator will be responsible for locating Participants and Beneficiaries to facilitate benefit payments and for compliance with reporting and disclosure requirements.

10.10 Use of Trust Funds Except as provided in Section 9.1, under no circumstances shall any part of the Trust be recoverable by the Employer or any

Affiliated Employer from the Trustee or from any Participant or former Participant, his or her Beneficiaries, or any other person or be used for or diverted to purposes other than for the exclusive purposes of providing benefits to Participants and their Beneficiaries, and defraying reasonable expenses of administering the Plan and Trust; provided, however, that:

(a) if an Employer’s contribution or payment is made by a mistake of fact or law (within the meaning of Section 403 of ERISA), this section shall not prohibit the return of such contribution to the Employer within one year after the payment of such contribution to the Trust; and

(b) if an Employer’s contribution or payment is conditioned on initial qualification of the plan under Section 401 of the Code, and if the plan receives an adverse determination with respect to its initial qualification, then this section shall not prohibit the return of such contribution to the Employer, as contemplated by Section 403 of ERISA; and

(c) if an Employer’s contribution or payment is conditioned upon the deductibility of such amount under Section 404 of the Code, then, to the extent the deduction is disallowed, this section shall not prohibit the return of such contribution to the Employer (to the extent disallowed) within one year after such determination of disallowance of the deduction.

10.11 Location of Trust Assets Except as authorized by the Secretary of Labor by regulation, the indicia of ownership of any assets of the Trust and Plan shall not be maintained outside the jurisdiction of the District Courts of the United States.

10.12 Partial Invalidity lf any provision of this Trust Agreement is held to be illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of this Trust Agreement, unless such illegality or invalidity prevents accomplishment of the objectives and purposes of this Trust Agreement and the Plan. In the event of any such holding, the parties will immediately amend this Trust Agreement as necessary to remedy any such defect.

10.13 Counterparts This Trust Agreement may be executed in several counterparts, each of which shall be deemed an original, and such counterparts shall constitute but one instrument which may be sufficiently evidenced by any one counterpart.

10.14 Successors and Assigns This Trust Agreement shall inure to the benefit of, and shall be binding upon, the parties and their successors and assigns.

10.15 Relation to the Plan This Trust Agreement and the Plan are both part of and constitute a single integrated employee benefit plan and trust and shall be construed together. In the event of any conflict between the provisions of the Plan and this Trust Agreement, the provisions of this Trust Agreement shall control with respect to all rights, duties, responsibilities, obligations, powers and authorities of the Trustee, and the Trustee shall have no duty to inquire into, nor shall it have any obligation or liability with respect to, the provisions of the Plan.

10.16 Construction and Jurisdiction This Trust Agreement shall be construed, administered and enforced according to ERISA and the Internal Revenue Code and where state law is applicable, under Washington laws, fairly and equitably, and in accordance with the purposes of the Plan. Jurisdiction for any dispute hereunder shall be in the state of Washington.

10.17 Alternate Dispute Resolution If a dispute arises out of or relates to this Agreement, or the performance or breach thereof, the parties agree first to try in good faith to settle the dispute by mediation under the Commercial Mediation Rules of the American Arbitration Association. Thereafter, any remaining unresolved controversy or claim arising out of or relating to this Agreement, or the performance or breach thereof, shall be decided by binding arbitration in accordance with the Commercial Arbitration Rules of the American Arbitration Association. The sole arbitrator shall be a retired or former Judge or other qualified panelist associated with the American Arbitration Association. Judgment upon any award rendered by the arbitrator shall be final and may be entered in any court having jurisdiction and the parties waive their right to jury trial. Each party shall bear its own costs, attorneys’ fees and its share of arbitration fees. The Alternate Dispute Resolution provisions in this Agreement do not constitute a waiver of the parties’ rights to a judicial forum in instances where arbitration would be void under applicable law, and do not preclude the Trustee from exercising its rights to interplead the funds of the Trust at the cost of the Trust.

******** Signature Page Follows *********

Signature Page

The parties have signed this Trust Agreement on the dates indicated below.

Employer

ASSOCIATED GROCERS, INC.

By:	/s/ Richard R. Harding
(Signature)

Richard R. Harding
(Typed or printed name)

Its:	V.P. Human Resources	Date:	9-13-04

By:
(Signature)

(Typed or printed name)

Its:		Date:

Trustee

UNION BANK OF CALIFORNIA, N.A.

By:	/s/ Juan Molina
(Signature)

Juan Molina
(Typed or printed name)

Its:	Senior Vice President and Regional Manager	Date:	9-24-04

By:
(Signature)

(Typed or printed name)

Its:		Date: